Exhibit 10.1

EXECUTION COPY

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 18, 2011, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) LUNA INNOVATIONS INCORPORATED, a Delaware corporation and LUNA TECHNOLOGIES, INC., a Delaware corporation, each with offices located at 1 Riverside Circle, Suite 400, Roanoke, Virginia 24016 (individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 18, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 18, 2010, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of March 7, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in certain Intellectual Property Security Agreements executed by each Borrower in favor of Bank (collectively, the “IP Agreements”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new Section 2.1.5 immediately following Section 2.1.4 thereof:

“2.1.5 Term Loan.

“(a) Availability. Bank shall make one (1) term loan available to Borrower in an amount up to the Term Loan Amount on or within five (5) days after the Second Loan Modification Effective Date subject to the satisfaction of the terms and conditions of this Agreement.

(b) Repayment. Borrower shall repay the Term Loan in (i) forty-eight (48) equal installment payments of principal, based on a forty-eight (48) month amortization schedule; plus (ii) monthly payments of accrued interest (each such payment being referred to herein as a “Term Loan Payment”). Commencing on the last day of the month following the month in which the Funding Date occurs, each Term Loan Payment shall be payable on the last day of each month. Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan. Once repaid, the Term Loan may not be reborrowed.

(c) Prepayment. Prior to the Term Loan Maturity Date, Borrower may prepay all or any portion of the Term Loan, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, an early termination fee in an amount equal to (i) if such prepayment is made on or before the day that is 365 days after the Second Loan Modification Effective Date (the “First Anniversary”), an amount equal to two percent (2.00%) of the amount of the Term Loan so prepaid; and (ii) if such prepayment is made after the First Anniversary but on or before the day that is 365 days after the First Anniversary, an amount equal to one percent (1.00%) of the amount of the Term Loan so prepaid; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Any prepayments on the Term Loan shall be in an amount equal to One Million Dollars ($1,000,000) and Two Hundred Fifty Thousand Dollars ($250,000) increments in excess thereof. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

(d) Use of Proceeds - Term Loan. Borrower acknowledges and agrees that the proceeds of the Term Loan hereunder shall be used to immediately repay in full all remaining outstanding principal and accrued and unpaid interest owed to Hansen Medical pursuant to the Hansen Subordinated Loan Documents and the Hansen Settlement Documents, together with any additional fees associated therewith and for other general corporate purposes of the Borrower.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a) Interest Rate; Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a) Interest Rate;

(i) Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percentage points (1.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii) Term Loan. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus two percentage points (2.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.1.5(b).”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d) Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis on the last Business Day of each quarter, in an amount equal to one-half of one percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services and FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and”

and inserting in lieu thereof the following:

Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis on the last Business Day of each month, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for the purposes of this calculation, shall not include amounts reserved for products provided in connection with Cash Management Services and FX Forward Contracts. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder, including during any Streamline Period; and

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(ii) thereof:

“(ii) within fifteen (15) days, or the next succeeding Business Day if the 15th day is not a Business Day, after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue/billings in excess of cost report and general ledger;”

and inserting in lieu thereof the following:

“(ii) within fifteen (15) days, or the next succeeding Business Day if the 15th day is not a Business Day, after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date (including, without limitation, project identifiers for the purpose of tracking the status of assignments under the Federal Assignment of Claims Act of 1940, as amended), and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue/billings in excess of cost report and general ledger;”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(v) thereof:

“(v) within thirty (30) days of approval by Borrower’s board of directors (or sooner if reasonably requested by Bank) and as amended and approved by Borrower’s board of directors, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower and financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

and inserting in lieu thereof the following:

“(v) within thirty (30) days after the end of each fiscal year of Borrower and as amended and approved by Borrower’s board of directors, annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower and financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a) Adjusted Quick Ratio. A ratio of (i) Quick Assets to (ii) Current Liabilities (net of the Litigation Accrual for purposes of the December 31, 2009 test) minus the current portion of Deferred Revenue of at least 1.25 to 1.00.”

and inserting in lieu thereof the following:

“(a) Liquidity. Borrower’s (i) unrestricted cash at Bank plus (ii) the lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000) of not less than Seven Million Dollars ($7,000,000).”

7	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof:

“(b) Adjusted EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods on a trailing three month basis, Adjusted EBITDA of at least the following:

Trailing Three Month Period Ended	Minimum Adjusted EBITDA

December 31, 2009	($1,000,000)

March 31, 2010	($250,000)

June 30, 2010	$1.00

September 30, 2010	$250,000

December 31, 2010	$500,000

March 31, 2011	($300,000 )”

and inserting in lieu thereof the following:

“(b) Adjusted EBITDA. Maintain, measured as of the end of each fiscal quarter during the following periods on a trailing three month basis, Adjusted EBITDA of at least the following:

Trailing Three Month Period Ended	Minimum Adjusted EBITDA

March 31, 2011	($300,000)

June 30, 2011 through and including September 30, 2011	$500,000

December 31, 2011	$100,000

March 31, 2012, and each trailing three month period ending thereafter	The greater of (i) forty percent (40%) of forecasted Adjusted EBITDA per the board approved projections; or (b) $100,000”

8	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan Maturity Date, as applicable). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

9	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.1 thereof:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Fifty Thousand Dollars ($50,000) (one percent (1.00%) of $5,000,000), provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

and inserting in lieu thereof the following:

“12.1 Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to Ten Thousand Dollars ($10,000) (one percent (1.00%) of $1,000,000), provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

10	The Loan Agreement shall be amended by deleting following definitions appearing in Section 13.1 thereof:

““Eligible Governmental Accounts” are, so long as Borrower’s unrestricted cash at Bank minus all outstanding Obligations of Borrower owed to Bank is equal to or greater than $2,500,000 (the “Eligible Governmental Accounts Threshold”), Accounts that are otherwise Eligible Accounts which are owing from an Account Debtor which is a United States government entity or any department, agency or instrumentality thereof, for which Bank determines, in its sole discretion, that Borrower and the Account Debtors of such Eligible Governmental Accounts are using best efforts to obtain an assignment under the Federal Assignment of Claims Act of 1940 in favor of Bank. For the avoidance of doubt, at any time the Borrower fails to maintain the Eligible Governmental Accounts Threshold, no Accounts will be considered “Eligible Governmental Accounts” until such time as Bank determines, in its sole discretion, that Borrower has achieved the Eligible Governmental Accounts Threshold. Any Overadvance created by Borrower failing to maintain the Eligible Governmental Accounts Threshold shall immediately be repaid in accordance with Section 2.2.

“Litigation Accrual” is a onetime amount accrued and reported by Borrower under GAAP for the first quarter of 2009 between Borrower and Hansen Medical, Inc. in the approximate amount of $36,100,000.”

11	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation expense, less (f) to the extent included in the calculation of Net Income, the reversal of any portion of the Litigation Accrual.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) eighty percent (80%) of Eligible Governmental Accounts or (ii) Two Million Five Hundred Thousand Dollars ($2,500,000), in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.”

“Credit Extensions” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line” is an Advance or Advances in an amount not to exceed Five Million Dollars ($5,000,000).

“Revolving Line Maturity Date” is May 18, 2011.”

and inserting in lieu thereof the following:

““Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation expense, plus (f) to the extent deducted in the calculation of Net Income, after-tax dividends (provided, that nothing herein shall be construed as permitting Borrower to pay and dividends or distributions in violation of Section 7.7 hereof) less (g) to the extent included in the calculation of Net Income, non-cash income recognized in connection with the early termination of the Indebtedness under the Hansen Subordinated Loan Documents.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.”

“Credit Extensions” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, Term Loan or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line” is an Advance or Advances in an amount not to exceed One Million Dollars ($1,000,000).

“Revolving Line Maturity Date” is May 17, 2012.”

12	The Loan Agreement shall be amended by deleting the following clauses (j) and clause (s) from the definition of “Eligible Accounts” in Section 13.1 thereof:

“(j) Accounts owing from the United States or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended, except for Eligible Governmental Accounts;

(s) Accounts for which the Account Debtor is Hansen Medical; and”

and inserting in lieu thereof the following:

“(j) Accounts owing from the United States or any department, agency, or instrumentality thereof except for Accounts of the United States if Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(s) prior to (i) payment in full of all Indebtedness of Borrower under the Hansen Subordinated Loan Documents and (y) the termination of all of the Hansen Subordinated Loan Documents and prior to release of all security interests or Liens created thereunder, Accounts for which the Account Debtor is Hansen Medical; and”

13	The loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

““Second Loan Modification Effective Date” is May 18, 2011.

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan Amount” is an aggregate amount equal to Six Million Dollars ($6,000,000) outstanding at any time.

“Term Loan Maturity Date” is the earliest of (a) May 1, 2015 or (b) the occurrence of an Event of Default.

“Term Loan Payment” is defined in Section 2.1.5(b).”

14	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the Second Loan Modification Effective Date, each in form and substance satisfactory to the Bank, in its sole discretion (collectively, the “Conditions Precedent”):

A.	Copies, certified by a duly authorized officer of the Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of the Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of the Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and the Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	A certificate from the Secretary of State of the applicable State of organization as of a recent date as to the Borrower’s existence and good standing, together with certificates of foreign qualification from the applicable authority in each applicable jurisdiction in which Borrower is so qualified, each as of a recent date;

C.	An executed Payoff and Release Letter from Hansen Medical;

D.	Updated Perfection Certificates, executed by Borrower; and

E.	Such other documents as Bank may reasonably request.

5. FEES. Borrower shall pay to Bank Borrower shall pay to Bank (i) a Term Loan commitment fee equal to Twenty Nine Thousand Seven Hundred Fifty Dollars ($29,750); and (ii) a Revolving Line commitment fee equal to Five Thousand Two Hundred Fifty Dollars ($5,250), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. CONDITIONS SUBSEQUENT. On or before the date that is three (3) Business Days after the Second Loan Modification Effective Date (the “Due Date”) (or such later date as Bank shall determine, in its sole discretion), Borrower shall cause to be delivered to Bank the following documents with all applicable executed signature pages and attachments (each a “Condition Subsequent” and collectively, the “Conditions Subsequent”). Borrower’s failure to timely fulfill and deliver each Condition Subsequent to Bank on or before the Due Date (or such later date as Bank shall determine, in its sole discretion), shall constitute an Event of Default under the Loan Agreement. In addition, until such time as all of the following Conditions Subsequent have been either received by Bank or, in Bank’s sole discretion, have been waived by Bank, no Accounts, the Account Debtor for which is Hansen Medical, shall be included in any Borrowing Base calculation:

A.	Filed UCC-3 Termination Statements, terminating the UCC-1 financing Statements in favor of Hansen Medical;

B.	Evidence satisfactory to Bank that Borrower has received its Hansen Secured Promissory Note, marked “canceled”; and

C.	Executed Release of Security Interest in Patents and Trademarks, executed by Hansen Medical, in form and substance acceptable to Bank.

7. RATIFICATION OF IP AGREEMENTS. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreements, and acknowledges, confirms and agrees that said IP Agreements, as modified by certain disclosures made by Borrower to Bank through and including the date hereof, contain an accurate and complete listing of all Intellectual Property Collateral as defined in each respective IP Agreement, and each remains in full force and effect. Notwithstanding the terms and conditions of any of the IP Agreements, Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

8. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates, each dated as of February 18, 2010, each as modified by written disclosures made by Borrower to Bank through and including the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in each such Perfection Certificate, as modified through the date hereof, remains true and correct in all material respects as of the date hereof.

9. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

10. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement (as modified by this Loan Modification Agreement), and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

14. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

LUNA INNOVATIONS INCORPORATED

By:	/s/ My E. Chung

Name:	My E. Chung
Title:	President and CEO

LUNA TECHNOLOGIES, INC.

By:	/s/ Scott A. Graeff

Name:	Scott A. Graeff
Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Christopher Leary
Name:	Christopher Leary
Title:	Vice President

Exhibit A to Second Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	LUNA INNOVATIONS INCORPORATED
LUNA TECHNOLOGIES, INC.

The undersigned authorized officer of Luna Innovations Incorporated, a Delaware corporation, and Luna Technologies, Inc., a Delaware corporation (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending              with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Deferred Revenue/billings in excess of cost report/project identifiers for Assignments of Claim tracking purposes	Monthly within 15 days	Yes No

Transaction Reports	Bi-weekly (monthly with 30 days during a Streamline Period) and with each request for an advance	Yes No

Projections	FYE within 30 days, and as amended	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity	$7,000,000	$	Yes No
Minimum Adjusted EBITDA	*	$	Yes No

*	See Section 6.9(b) of the Loan and Security Agreement

1

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LUNA INNOVATIONS INCORPORATED LUNA TECHNOLOGIES, INC.	BANK USE ONLY
Received by:
AUTHORIZED SIGNER

By:	/s/ My E. Chung	Date:

Name:	My E. Chung
Title:	President & CEO	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Liquidity (Section 6.9(a))

Required: Liquidity. Borrower’s (i) unrestricted cash at Bank plus (ii) the lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000) of not less than Seven Million Dollars ($7,000,000).”

Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$

B.	The lesser of (x) thirty percent (30%) of net billed accounts receivable (including, without limitation, unbilled but contractually due accounts receivable) or (y) Three Million Dollars ($3,000,000)	$

C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater than $7,000,000?

No, not in compliance	Yes, in compliance

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II.	Adjusted EBITDA (Section 6.9(b))

Required: Maintain, measured as of the end of each fiscal quarter during the following periods on a trailing three month basis, Adjusted EBITDA of at least the following:

Trailing Three Month Period Ended	Minimum Adjusted EBITDA

March 31, 2011	($300,000)

June 30, 2011 through and including September 30, 2011	$500,000

December 31, 2011	$100,000

March 31, 2012, and each trailing three month period ending thereafter	The greater of (i) forty percent (40%) of forecasted Adjusted EBITDA per the board approved projections; or (b) $100,000

Actual: All amounts calculated on a trailing three month basis:

A.	Net Income		$

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$

	2.	Depreciation expense	$

	3.	Amortization expense	$

	4.	Net Interest Expense	$

	5.	Non-cash stock compensation expense	$

	6.	After-tax dividends (provided, that nothing herein shall be construed as permitting Borrower to pay and dividends or distributions in violation of Section 7.7 of the Loan Agreement)	$

	7.	Non-cash income recognized in connection with the early termination of the Indebtedness under the Hansen Subordinated Loan Documents.	$

	8.	The sum of lines 1 through 6 minus line 7	$

C.	Adjusted EBITDA (line A plus line B.8)

Is line C equal to or greater than $ [                    ]?

No, not in compliance	Yes, in compliance

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